                                                                      EXHIBIT 5



                                 April 5, 1999


Enron Corp.
1400 Smith Street
Houston, Texas   77002




Ladies and Gentlemen:

           As Senior Vice President and General Counsel of Enron Corp., an Oregon corporation (the "Company"), I am familiar with its Registration Statement on Form S-3 being filed with the Securities and Exchange Commission (the "Registration Statement") under the Securities Act of 1933, as amended, relating to the sale from time to time by the selling shareholders named therein of up to an aggregate of 3,825,921 outstanding shares of the Company's Common Stock, no par value (the "Common Stock").

           In connection therewith, I or attorneys on my legal staff acting under my direction have examined, among other things, the Amended and Restated Articles of Incorporation and the By-laws of the Company, the corporate proceedings taken to date with respect to the authorization, issuance and sale of the Common Stock, and such other documents as I or such attorneys have deemed necessary for the purpose of expressing the opinion contained herein.

           Based upon the foregoing, I am of the opinion that:

           1. The Company is a corporation duly incorporated and validly existing under the laws of the State of Oregon; and

           2. The shares of Common Stock covered by the Registration Statement have been duly authorized by all necessary corporate action, and such shares are validly issued, fully paid, and non-assessable.

           I am a member of the bar of the State of Texas. The opinion set forth above is limited in all respects to the laws of the State of Texas, the Oregon Business Corporation Act, and federal law of the United States.

           I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me under "Validity of Common Stock" in the Prospectus included in the Registration Statement. By giving such consent I do not admit that I am an expert with respect to any part of the Registration Statement, including this exhibit, within the meaning of the term "expert" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder.


                                               Very truly yours,


                                               /s/ JAMES V. DERRICK, JR.
                                               --------------------------
                                                    James V. Derrick, Jr.